CHICAGO ATLANTIC BDC, INC.
600 MADISON AVENUE, SUITE 1800
NEW YORK, NEW YORK 10022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD]. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TBD**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02767-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHICAGO ATLANTIC BDC, INC.

The Board of Directors recommends you vote FOR each of the proposals:

		For	Against	Abstain
1.	To approve the issuance of shares of Chicago Atlantic BDC, Inc.'s ("LIEN") common stock, par value $0.01 per share pursuant to the Agreement and Plan of Merger, dated as of June 17, 2026 (the "Merger Agreement"), by and among LIEN, Chicago Atlantic Real Estate Finance, Inc., a Maryland corporation ("REFI"), Chicago Atlantic BDC Advisers, LLC, a Delaware limited liability company (for the limited purposes set forth therein) and Chicago Atlantic REIT Manager, LLC, a Delaware limited liability company (for the limited purposes set forth therein);	☐	☐	☐
2.	To approve the Merger Agreement, including the combination of both LIEN and REFI by a merger and related transactions as provided in the Merger Agreement, pursuant to which REFI would merge with and into LIEN, with LIEN continuing as the surviving company; and	☐	☐	☐
3.	Approve the adjournment of the special meeting of LIEN's shareholders, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the foregoing proposals.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] ____ Date ____

Signature (Joint Owners) ____ Date ____

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

T02768-TBD

Chicago Atlantic BDC, Inc.
Special Meeting of Stockholders
[TBD] [TBD] a.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned, revoking prior proxies, hereby appoints Peter Sack, Scott Gordon, Thomas Geoffroy and Umesh Mahajan, or any one of them and each with full power of substitution, to act as proxies for the undersigned to vote all the shares of common stock of Chicago Atlantic BDC, Inc., a Maryland corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held via live webcast over the Internet at www.virtualshareholdermeeting.com/TBD on [TBD] at [TBD] Eastern Time, and all postponements and adjournments thereof, as indicated on this proxy with all power possessed by the undersigned as if personally present at the meeting and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, and the accompanying Joint Proxy Statement/Prospectus.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.

Continued and to be signed on reverse side